Exhibit 3.2

BYLAWS

OF

MANITEX INTERNATIONAL, INC.

DATED EFFECTIVE JANUARY 2, 2025

Article IV Notice		6

4.1	Form of Notice	6

4.2	Waiver	6

Article V Officers and Agents		6

5.1	General	6

5.2	Election	6

5.3	Other Officers and Agents	6

5.4	Compensation	6

5.5	Term of Office and Removal	7

5.6	Employment and Other Contracts	7

5.7	Chairman of the Board of Directors	7

5.8	President	7

5.9	Vice-Presidents	7

5.10	Secretary	7

5.11	Assistant Secretaries	8

5.12	Treasurer	8

5.13	Assistant Treasurers	8

5.14	Bonding	8

Article VI Capital Stock		8

6.1	Uncertificated Shares	8

6.2	Transfer of Shares	8

6.3	Registered Shareholders	8

Article VII General Provisions		8

7.1	Dividends	8

7.2	Reserves	9

7.3	Telephone and Similar Meetings	9

7.4	Books and Records	9

7.5	Fiscal Year	9

7.6	Seal	9

7.7	Indemnification	9

7.8	Advice of Counsel; Indemnification Permitted by Law	10

7.9	Advances of Expenses	10

7.10	Scope of Indemnification Rights	10

7.11	Insurance	10

7.12	Resignation	11

7.13	Amendment of Bylaws	11

7.14	Invalid Provisions	11

7.15	Relation to Articles of Incorporation	11

BYLAWS

OF

MANITEX INTERNATIONAL, INC.

DATED EFFECTIVE JANUARY 2, 2025

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Manitex International, Inc., a Michigan corporation (the “Corporation”) will be as from time to time in the Corporation’s articles of incorporation (the “Articles of Incorporation”) or in any certificate filed with the Michigan Department of Licensing and Regulatory Affairs, and the appropriate county recorder or recorders, as the case may be, to amend such information.

1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Michigan, as the Corporation’s board of directors (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

SHAREHOLDERS

2.1 Place of Meetings. All meetings of the shareholders for the election of the Board of Directors will be held at such place, within or without the State of Michigan, as may be fixed from time to time by the Board of Directors or by means of remote communication in accordance with the provisions of the Michigan Business Corporation Act, as amended (including any successor statute, the “Act”). Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Michigan, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2 Annual Meeting. The annual meeting of shareholders for the election of directors and such other business as may properly be brought before the meeting will be held at such place within or without the state of Michigan and at such date and time as will be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.3 List of Shareholders. At least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the share transfer books. Such list will be kept on file at the registered office of the Corporation for a period of ten days prior to such meeting and will be subject to inspection by any shareholder at any time during usual business hours. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any shareholder who may be present.

2.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law, the Articles of Incorporation or these Bylaws, may be called by the Chairman of the Board of Directors, the President or the Board of Directors. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

2.5 Notice. Written or printed notice stating the place, day and hour of any meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer books of the Corporation, with postage thereon prepaid.

2.6 Quorum. With respect to any matter, the presence in person or by proxy of the holders of a majority of the shares entitled to vote on that matter will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Articles of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

2.7 Voting. When a quorum is present at any meeting of the Corporation’s shareholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The shareholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shareholders of the Corporation will not have the right of cumulative voting for the election of the Board of Directors or for any other purpose.

2.8 Method of Voting. Each outstanding share of the Corporation’s capital share, regardless of class or series, will be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Articles of Incorporation, as amended from time to time. At any meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy executed in writing by such shareholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of the preceding sentence. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for the Board of Directors will be in accordance with Article III of these Bylaws. Voting on any question or in any election may be by voice vote or show of hands unless the presiding officer orders or any shareholder demands that voting be by written ballot.

2.9 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the share transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

2.10 Action by Consent. Any action required or permitted under the Act to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares not having less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. A written consent shall bear the date of signature of the shareholder that signs the consent. Written consents are not effective to take corporate action unless within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the Corporation. Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation that has custody of the minutes of the proceedings of its shareholders. Delivery made to the Corporation’s registered office in Michigan shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders that would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting that have not consented to the action in writing. An electronic transmission consenting to an action must comply with Section 407(3) of the Act.

2.11 Issuance of Shares. No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants, rights, or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend, voting, or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying warrants, rights, or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of shares of the Corporation.

ARTICLE III

BOARD OF DIRECTORS

3.1 Management. The business and affairs of the Corporation will be managed by or under the direction of the Board of Directors, who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

3.2 Qualifications; Election; Term. None of the Directors need be a shareholder of the Corporation or a resident of the State of Michigan. The Directors will be elected by plurality vote at the annual meeting of the shareholders, except as hereinafter provided, and each Director will hold office until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the shareholders or his death.

3.3 Number. The number of Directors of the Corporation will be at least one. The number of Directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made, the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Articles of Incorporation. No decrease in the number of Directors will have the effect of shortening the term of any incumbent Director.

3.4 Removal. Any Director may be removed either for or without cause at any special meeting of shareholders by the affirmative vote of at least a majority in number of shares of the shareholders present in person or represented by proxy at such meeting and entitled to vote for the election of such Director, provided, that notice of intention to act upon such matter has been given in the notice calling such meeting.

3.5 Vacancies. Newly created directorships resulting from any increase in the authorized number of Directors and any vacancies occurring in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, may be filled by the vote of a majority of the Directors then in office, though less than a quorum, or a successor or successors may be chosen at a special meeting of the shareholders called for that purpose. A Director elected to fill a vacancy will be elected for the unexpired term of his predecessor in office or until whichever of the following occurs first: his successor is elected and qualified, his resignation, his removal from office by the shareholders or his death.

3.6 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Michigan as may be fixed from time to time by the Board of Directors.

3.7 Annual Meeting. The first meeting of each newly elected Board of Directors will be held without further notice immediately following the annual meeting of shareholders and at the same place, unless by unanimous consent, the Directors then elected and serving shall change such time or place.

3.8 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors.

3.9 Special Meetings. Special Meetings of the Board of Directors may be called by the President on oral or written notice to each Director, given either personally, by telephone, by telegram or by mail; special meetings will be called by the President or the Secretary in like manner and on like notice on the written request of at least one Director. Except as may be otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, neither the business to be transacted at, nor the purposes of, any special meeting need be specified in a notice or waiver of notice.

3.10 Quorum. At all meetings of the Board of Directors the presence of a majority of the number of Directors then in office will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

3.11 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are Directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

3.12 Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate committees, each committee to consist of one or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board of Directors and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.

3.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or such committee, as the case may be.

3.14 Compensation of Directors. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICE

4.1 Form of Notice. Whenever by law, the Articles of Incorporation or these Bylaws, notice is to be given to any Director or shareholder, and no provision is made as to how such notice is to be given, such notice may be given: (i) in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation or (ii) in any other method permitted by law. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

4.2 Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation as required by law, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such shareholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE V

OFFICERS AND AGENTS

5.1 General. The officers of the Corporation will be elected by the Board of Directors and will be a President and a Secretary. The Board of Directors may also elect a Chairman of the Board, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, a Treasurer and Assistant Secretaries and Assistant Treasurers. Any two or more offices may be held by the same person.

5.2 Election. The Board of Directors, at its first meeting after each annual meeting of shareholders, will elect the officers, none of whom need to be a member of the Board of Directors.

5.3 Other Officers and Agents. The Board of Directors may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

5.4 Compensation. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board of Directors, if so authorized by the Board of Directors.

5.5 Term of Office and Removal. Unless otherwise provided in the resolution of the Board of Directors electing any officer of the Corporation, each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors, but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

5.6 Employment and Other Contracts. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

5.7 Chairman of the Board of Directors. If the Board of Directors has elected a Chairman of the Board, he will preside at all meetings of the shareholders and the Board of Directors. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President.

5.8 President. The President will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. He will, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board of Directors. The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

5.9 Vice-Presidents. Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board of Directors or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board of Directors, or in the absence of such designation the Vice Presidents in order of their seniority in office, will exercise the powers and perform the duties of the President.

5.10 Secretary. The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

5.11 Assistant Secretaries. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Secretary, exercise the powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

5.12 Treasurer. The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer will render to the Board of Directors whenever they may require it an account of the operating results and financial condition of the Corporation, and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

5.13 Assistant Treasurers. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board of Directors, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to them.

5.14 Bonding. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE VI

CAPITAL STOCK

6.1 Uncertificated Shares. Any shares of any class or series of the Corporation shall be issued in uncertificated form. Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

6.2 Transfer of Shares. Shares will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney.

6.3 Registered Shareholders. The Corporation will be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII

GENERAL PROVISIONS

7.1 Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions of the Act and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the share transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

7.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

7.3 Telephone and Similar Meetings. Shareholders, Directors and committee members may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

7.4 Books and Records. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

7.5 Fiscal Year. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

7.6 Seal. The Corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

7.7 Indemnification. Every person who is or has been a Director or officer of the Corporation or an agent of the Corporation serving on any committee administering the Corporation’s employee benefit plans, or any other agent of the Corporation designated by resolution of the Board of Directors to be entitled to indemnification, including the personal representatives of any such deceased person, of the Corporation, or of any other corporation which he serves or served as such at the request of the Corporation because of the Corporation’s interest, direct or indirect, as owner of shares of capital stock or as a creditor, shall to the full extent now or hereafter permitted by law, be indemnified by the Corporation against any and all liability and reasonable expense (including but not limited to, counsels’ and accountants fees, investigation cost, travel, transcripts, disbursements, settlement amounts, judgments, fines or penalties) paid by or incurred by him in connection with, in settlement of or resulting from any claim, action, suit or proceeding (whether by or in the name of the Corporation or such other corporation, or otherwise), civil, criminal, administrative or investigative, including any appeals relating, thereto, in which he may be involved or threaten to be involved, as a party or otherwise, by reason of his being or having been a Director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in the course and scope of his function as such officer or employee or in his capacity as such Director.

The Corporation shall indemnify, insure and save harmless all officers, Directors and advisory committees, past, present and future, and all other persons now or hereafter involved, or deemed to be, in a fiduciary capacity in connection with the Company’s pension plan or other plans governed by, subject to and/or covered by the Employee Retirement Income Security Act of 1974; said self-insurance is to indemnify, insure and save harmless all such officers, Directors, advisory committees and other persons from and against all loss, cost, damage or expense, including attorney fees and any other expenses incurred as a result of or arising out of their activity, jointly and/or severally, in connection with such pension plan or other plan covered by the Employee Retirement Income Security Act of 1974, as amended, pertaining to any such fiduciary liability.

The foregoing rights of indemnification shall be in addition to any other rights to which any such director or officer may be entitled as a matter of law.

7.8 Advice of Counsel; Indemnification Permitted by Law. The Board of Directors in granting indemnification, may rely upon the written advice of legal counsel that in the latter’s opinion such indemnification is permitted by law. Any Director, officer or employee who has been refused indemnification by the Corporation shall, nevertheless, be indemnified if a court of competent jurisdiction determines such indemnification is permitted by law.

7.9 Advances of Expenses. The Corporation may advance funds to cover expenses incurred with respect to any claim, action, suit or proceeding of the character, actual or threatened, described in Section 7.7 of these Bylaws, prior to the final disposition thereof, upon receipt of an undertaking by such person to repay the amount so advanced if and to the extent it should ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under these Bylaws.

7.10 Scope of Indemnification Rights. The intention of Sections 7.7 – 7.9 of these Bylaws is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against or (b) so permitted at the time of carrying out such indemnification, whichever of (a) and (b) may be the broader or more inclusive, and permitted by law to be applicable. If the indemnification, permitted by law at this present time, or any future time, shall be broader or more inclusive than the provisions contained in this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by the law at any time, and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of Sections 7.7 – 7.10 shall be found in any action, suit or proceeding to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

7.11 Insurance. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Articles of Incorporation, these Bylaws or otherwise.

7.12 Resignation. Any Director, officer or agent may resign by giving written notice to the Board of Directors, the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

7.13 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

7.14 Invalid Provisions. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

7.15 Relation to Articles of Incorporation. These Bylaws are subject to, and governed by, the Articles of Incorporation.

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